[INNOVO GROUP INC. LOGO]



      Paul A. Robb Joins Innovo Group's Board of Directors


LOS ANGELES, CA, June 12, 2006 - Innovo Group Inc. (NASDAQ: INNO) announced today that Paul A. Robb has been appointed to the Company's Board of Directors, effective June 8, 2006.

Mr. Robb, a 30-year veteran of the retail apparel industry, presently serves as the Chief Executive Officer of the Lifestyle Design Group, the largest division of Kellwood Company (NYSE:
KWD), a leading marketer of branded apparel products. Prior to serving in his current role at Kellwood, Mr. Robb served as President of Kellwood Company's Menswear division. Mr. Robb has also served in previous executive positions for other well-known apparel companies, including serving as the Chief Executive Officer of the Duck Head Apparel Company and the Chief Executive Officer of Block Corporation. Mr. Robb has also served as a director of Eddie Haggar Limited.

Marc Crossman, President and Chief Executive Officer of Innovo Group, stated: "Paul brings many years of apparel industry knowledge, experience and relationships to Innovo Group that we believe will be beneficial to the direction of our business. Paul's willingness to join Innovo Group's Board of Directors is a positive sign of not only his confidence in the company and its people,but also the Joe's(TM) brand and its continuing growth and potential in the marketplace."

About Innovo Group Inc.
Innovo Group Inc., through its operating subsidiary Joe's Jeans, Inc. is a design and sales organization designing, producing and selling apparel products to the retail and premium markets under the Joe'sTM and Joe's Jeans(r) brands. Under these brands,the Company's apparel products consist of men's and women's denim and denim-related apparel products. More information is available at the company web site at www.innovogroup.com or at www.joesjeans.com.

Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words "intend," "believe," "estimate, "project," "expect" or similar expressions Forward looking statements in this press release include, without limitation, the appointment of Paul A. Robb to the Company's board of directors having any financial or other impact on the Company's performance or the likelihood that shareholder value will be improved due to the appointment of Paul A. Robb as a director of the Company. These statements are made pursuant to the safe harbor provisions of
Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Innovo Group Inc. on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are

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not  limited to: uncertainty regarding the effect or  outcome  of
the   Company's   decision  to  explore  strategic  alternatives;
uncertainty related to the sale of the Company's private label business and approval of the transaction by the Company's stockholders; continued acceptance of the Company's products in the marketplace, particularly acceptance and near-term sales of the Company's brands such as Joe'sr; successful implementation of its strategic plan; the extension or refinancing of its existing
bank  facility  and  the  restrictions  any  such  extension   or
refinancing could place on the company; the ability to obtain new financing from other financing sources; the ability to generate positive cash flow from operations and asset sales; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; dependence upon third-party vendors; a possible oversupply of denim in the marketplace; and other risks detailed in the Company's periodic
report  filings with the Securities and Exchange Commission.   By
making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:
Innovo Group, Inc.
Shane Whalen
323-278-6764

Integrated Corporate Relations
Investors: Brendon Frey
Media: John Flanagan
203-682-8200

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